Exhibit 99.1

April 25, 2022

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: Janet Kavinoky (205) 298-3220

VULCAN PROVIDES UPDATE ON MEXICO OPERATIONS

Birmingham, Alabama – April 25, 2022 – Vulcan Materials Company (NYSE:VMC), the nation’s largest producer of construction aggregates, today provided an update with respect to its Mexican operations.

“We are making progress in our discussions with the Government of Mexico,” said Tom Hill, Chairman and CEO of Vulcan Materials Company. “Earlier this year, Mexico delayed issuing a historically routine three-year customs permit for Vulcan’s deep-water port at Punta Venado. In March, we received that customs permit, which enabled us to continue servicing our customers.”

In discussions between Vulcan and senior Mexican officials earlier this month, Vulcan once again indicated its openness to supply construction materials needed for the construction of the Mayan Train and other infrastructure projects and to make port capacity available for transfer of train-related construction materials. Vulcan also indicated an openness to adapt its mine plan to enable development and construction over time of a large-scale ecotourism project—suggested by the Government of Mexico—on land owned by the Company, as long as the Company can continue supplying its customers. Development could begin immediately on certain areas of the land owned by Vulcan from which reserves have already been depleted. Finally, Vulcan is also prepared to explore an expansion of the Punta Venado maritime terminal to receive passenger, freight and naval vessels in the coming years.

“While there is more to be done before a final binding agreement can be reached, we are working toward a satisfactory resolution for all those involved that enables us to continue to supply aggregates to our customers,” continued Mr. Hill.

Since late 2018 and as previously disclosed, Vulcan Materials has been engaged in a NAFTA arbitration with Mexico over Mexico’s repudiation of an agreement to unlock a portion of Vulcan’s aggregates reserves in Mexico and the arbitrary shutdown of a portion of the Company’s quarrying operations there. A hearing took place in July 2021, and a decision is expected in the second half of 2022. Vulcan has continued to engage with government officials to pursue an amicable resolution of the dispute while awaiting the final resolution from the NAFTA tribunal.

The Company has quarried limestone legally in Mexico—on land that it owns—for over 30 years. Vulcan is the sole owner of four lots of land south of Playa del Carmen, Quintana Roo, that together form its “Sac Tun” operation, formerly known as Calica. Vulcan has the right to maintain full property ownership over these lots, owns the limestone reserves in the same, and complies and has always complied with Mexican law, including the laws and permitting regulating our operations from which we service our customers both in Mexico and abroad.

April 25, 2022

FOR IMMEDIATE RELEASE

About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation’s largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete. For additional information about Vulcan, go to www.vulcanmaterials.com.

FORWARD-LOOKING STATEMENT DISCLAIMER

This document contains forward-looking statements. Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan’s business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; a pandemic, epidemic or other public health emergency, such as the COVID-19 outbreak; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; risks related to international business operations and relationships, including recent actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, wetlands, greenhouse gas emissions, the definition of minerals, tax policy or international trade; the outcome of pending legal proceedings; pricing of Vulcan’s products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may

April 25, 2022

FOR IMMEDIATE RELEASE

require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan’s ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company